Exhibit 99.2

Paltalk, Inc. Announces Pricing of $10.125 Million Underwritten Public Offering of Common Stock

October 14, 2021

Jericho, NY - (NewMediaWire) - October 14, 2021 - Paltalk, Inc. (Nasdaq: PALT) (“Paltalk,” the “Company,” “we,” “our” or “us”), a leading communications software innovator that powers multimedia social applications, today announced the pricing of its previously announced underwritten public offering of 1,350,000 shares of its common stock. Each share of common stock was sold at a public offering price of $7.50, for gross proceeds of approximately $10.125 million, before deducting underwriting discounts and offering expenses. In addition, Paltalk has granted the underwriters a 45-day option to purchase up to an additional 202,500 shares of common stock to cover over-allotments at the public offering price, less the underwriting discount. All of the shares of common stock were offered by the Company. The offering is expected to close on October 19, 2021, subject to customary closing conditions.

Paltalk currently intends to use the net proceeds from the offering to fund development costs related to new and existing applications, advertising and marketing initiatives to further grow its applications and services, acquisitions of, or investments in, businesses or technologies that complement the business, and for working capital and general corporate purposes.

Maxim Group LLC is acting as sole book-running manager for the offering.

The public offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-260063), previously filed with the U.S. Securities and Exchange Commission (SEC) on October 5, 2021 and declared effective on October 14, 2021. The securities may be offered only by means of a prospectus. A preliminary prospectus supplement describing the terms of the public offering has been filed with the SEC. A final prospectus supplement will be filed with the SEC and will form a part of the effective registration statement. Copies of the final prospectus supplement and accompanying prospectus relating to the public offering may be obtained, when available, by contacting Maxim Group LLC, at 300 Park Avenue, 16th Floor, New York, NY 10022, Attention: Syndicate Department, or by telephone at (212) 895-3745 or by email at syndicate@maximgrp.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Paltalk, Inc. (Nasdaq: PALT)

Paltalk, Inc. is a communications software innovator that powers multimedia social applications. Our product portfolio includes Paltalk and Camfrog, which together host one of the world’s largest collections of video-based communities. Our other products include Tinychat and Vumber. The Company has an over 20-year history of technology innovation and holds 18 patents.

For additional information, please visit: https://www.paltalk.com.

To be added to our news distribution list, please visit: http://www.paltalk.com/investor-alerts/.

Forward-Looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” or similar words. Forward-looking statements in this press release include statements regarding the anticipated closing of the offering and the Company’s intended use of the net proceeds from the offering. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, market and other conditions and the satisfaction of customary closing conditions related to the offering; the Company’s ability to retain the listing of its common stock on The Nasdaq Capital Market; the impact of the COVID-19 pandemic on our results of operations and our business; our ability to effectively market and generate revenue from our applications; our ability to release new applications or improve upon or add features to existing applications on schedule or at all; risks and uncertainties related to our increasing focus on the use of new and novel technologies to enhance our applications, and our ability to timely complete development of applications using new technologies; our ability to effectively secure new software development and licensing customers; our ability to protect our intellectual property rights; the use of the internet and privacy and protection of user data; risks related to our holdings of digital tokens, including risks related to the volatility of the trading price of digital tokens and our ability to convert digital tokens into fiat currency; and our ability to manage our partnerships and strategic alliances. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.

Investor Contacts:

IR@paltalk.com

Brian Loper

ClearThink

bloper@clearthink.capital

347-413-4234